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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                        HARRAH'S ENTERTAINMENT, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/x/  No fee required

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/ / Fee paid previously with preliminary materials.

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              SCRIPT TO BE USED FOR UNSOLICITED TELEPHONE CALLS FROM
                   STOCKHOLDERS TO SHAREHOLDER SERVICES OFFICE


THE UNION'S PROPOSAL

     The Hotel Employees & Restaurant Employees International Union has sent proxy materials to some stockholders of the Company soliciting votes in favor of a bylaw amendment that would require the Company to redeem the rights issued under its Shareholder Rights Plan, and to not adopt or maintain a shareholder rights plan without stockholder approval.

WHY SOME STOCKHOLDERS DIDN'T RECEIVE THE UNION'S MATERIALS

     The Union did not choose to mail its materials to all stockholders of the Company, so you may not have received the Union materials.

THE COMPANY'S RECOMMENDATION ON THE UNION PROPOSAL

     THE COMPANY BOARD OF DIRECTORS OPPOSES THE UNION'S PROPOSAL AND URGES ALL STOCKHOLDERS TO VOTE AGAINST IT.

THE REASONS FOR THE COMPANY'S RECOMMENDATION

- THE BOARD BELIEVES THE SHAREHOLDER RIGHTS PLAN PROTECTS STOCKHOLDERS FROM POTENTIALLY ABUSIVE TAKEOVER TACTICS. The Shareholder Rights Plan is designed to encourage potential acquirors of Harrah's Entertainment to negotiate directly with the Board of Directors. The Company believes that the Board, which is composed of more than 90% independent directors, is in the best position to negotiate on behalf of all stockholders, evaluate the adequacy of any potential offer, and protect stockholders against potential abuses during the takeover process, such as partial and two-tiered tender offers and creeping stock accumulations, which do not treat all stockholders fairly and equally.

- THE COMPANY BELIEVES THAT THE UNION PROPOSAL IS INVALID AS A MATTER OF DELAWARE CORPORATE LAW. This is based on an opinion of the Company's Delaware legal counsel. The Union, in its own proxy materials, admits that "it is uncertain whether the Anti-Poison Pill Bylaw would survive a Delaware court challenge."

- THE UNION'S PROPOSAL APPEARS TO BE AN EFFORT TO INFLUENCE THE COMPANY IN CONNECTION WITH LABOR MATTERS. Harrah's Las Vegas will shortly commence negotiations for the renewal of its collective bargaining agreement with the Union. Additionally, in the past several years, the Union has made a number of unsuccessful efforts to convince the non-union employees at other Harrah's properties to join the Union.

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-    THE COMPANY BELIEVES THAT THE UNIONS' INTEREST LIES IN ADVANCING ITS OWN
     AGENDA. The Union did not own any of the Company's stock until December of last year, when it bought 110 shares. Shortly thereafter, the Union informed the Company of its intent to submit a proposal for a vote at the upcoming Annual Meeting. The Union's very recent acquisition of its shares, quickly followed by its proposal, coupled with the pending labor negotiations and its desire to organize the Company's non-union employees, strongly suggest that the Union's interest lies in advancing its own agenda.

HOW TO VOTE
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     If you received a blue proxy card from the Union, we strongly urge you
NOT to sign or return it.  Just throw it away.

     (If applicable) If you received a blue Union proxy card and have already signed and returned it, you have every right to change your mind. Only your latest dated card will count. You may revoke any earlier blue card by signing, dating and mailing the RED-STRIPED proxy card sent to you by the Company.

     WE DO ask you sign, date and return the Harrah's Entertainment RED-STRIPED proxy card, voting FOR the Board of Directors nominees, FOR Arthur Andersen LLP as auditors, and AGAINST the Union proposal.

     The Company's annual meeting is April 25, so it is important that you return the red-striped proxy card as soon as possible.

IF THE STOCKHOLDER REQUESTS MORE INFORMATION
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     D.F. King, the Company's proxy solicitor, can be reached at
1-800-207-3155.